                                                                    EXHIBIT 10.3

                             PPG INDUSTRIES, INC.
                                  STOCK PLAN

                      (As amended through April 18, 2002)


                                    [LOGO]

     This Prospectus relates to the shares of common stock of PPG Industries, Inc., par value $1.66-2/3 per share (the "Common Stock"), to be offered pursuant to the PPG Industries, Inc. Stock Plan (the "Plan"). The principal executive offices of PPG Industries, Inc., the Sponsor of the Plan, are located at One PPG Place, Pittsburgh, Pennsylvania 15272, and the telephone number thereof, including area code, is (412) 434-3131. This Prospectus is not an offering of securities in any jurisdiction in which the offering is unauthorized.

                                 _____________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 _____________



                 The date of this Prospectus is April 17, 1997.

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
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                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
Incorporation of Certain
Documents by Reference................................................   3

Summary of Major Features of the Plan.................................   3
     Background.......................................................   3
     Purpose..........................................................   4
     Eligible Recipients..............................................   4
     Number of Shares Authorized......................................   5
     Stock Options....................................................   5
     Stock Appreciation Rights........................................   6
     Restricted Stock Awards..........................................   7
     Adjustment Provisions............................................   7
     Administration...................................................   7
     Amendment and Termination........................................   8
Federal Income Tax Consequences.......................................   8
     Exercise of Options--Payment of Option
       Price in Cash..................................................   8
     Exercise of Options --Payment of Option Price
       in Shares of Common Stock (Wholly or Partly)...................  11
     Restored Options.................................................  13
     Stock Appreciation Rights........................................  13
     Restricted Stock.................................................  14
     Limitation on Company Deductions.................................  15

Legal Opinions........................................................  16
Experts...............................................................  16

PPG Industries, Inc. Stock Plan.......................................  16

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                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Annual Report of PPG Industries, Inc. ("PPG") on Form 10-K for the fiscal year ended December 31, 1996, and PPG's Proxy Statement dated March 7, 1997, each of which have been filed with the Commission, are incorporated herein by reference and made a part hereof.

     All reports and other documents filed by PPG pursuant to Sections 13(a), 13(d), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such reports and other documents.

     PPG will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the reports and other documents which have been or may be incorporated herein by reference (other than exhibits to such reports and other documents unless such exhibits are specifically incorporated therein by reference). Such requests should be directed in writing to PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272, Attention: Director, Investor Relations, or by telephoning (412) 434-2120.

                     SUMMARY OF MAJOR FEATURES OF THE PLAN

     This summary will inform you of the most important provisions of the Plan. It is only a summary, however, and is subject to the specific provisions of the Plan, including the use of certain terms defined in the Plan. The complete text of the Plan, as amended through December 12, 1996 and approved by the shareholders of PPG on April 17, 1997, is set forth in this Prospectus beginning on Page 16. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

Background

     The PPG Industries, Inc. Stock Plan (the "Plan") was adopted as the 1984 Stock Option Plan by the Board of Directors on February 16, 1984 and approved by the shareholders on April 19, 1984. The Plan was amended by the Board of Directors on February 18, 1988, February 20, 1992 and December 12, 1996, and those amendments were approved by the shareholders on April 21, 1988, April 16, 1992 and April 17, 1997, respectively.

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Purpose

     The Plan is designed to promote the growth and profitability of the Company and its subsidiaries by giving Plan participants an opportunity to invest in and hold the Common Stock and thereby (1) provide them with additional incentive to cause the Company and its subsidiaries to grow and profit, (2) make their compensation competitive with opportunities available in competing industries, and (3) encourage them to continue in the employ of the Company or a subsidiary.

     The Plan authorizes the Committee or the Board (or others by delegation as described below) to grant (i) Stock Options which are either incentive stock options under the Internal Revenue Code of 1986 ("Incentive Options") or stock options not qualified under the Internal Revenue Code of 1986 ("Nonqualified Options") (Incentive Options and Nonqualified Options are referred to individually or collectively herein as "Options"), (ii) Stock Appreciation Rights and (iii) shares of Restricted Stock. The Awards of Options, Stock Appreciation Rights and Restricted Stock are hereinafter individually and collectively called "Awards".

Eligible Recipients

     Eligible recipients of Awards include the Company's Directors and selected Employees of the Company and the Company's subsidiaries. Awards and the terms of Awards to Outside Directors and to other persons who are subject to Section 16 of the Securities Exchange Act of 1934 will be determined by the Board or the Committee. Other Employees selected to receive Awards as well as the terms of such Awards will be determined by the Board or the Committee or by others designated by the Board or the Committee. (The granting entities are hereinafter referred to individually or collectively as the "Award Grantor.") The number of participants who may be granted Options, Stock Appreciation Rights and Restricted Stock in the future is not presently known because in each instance it is in the discretion of the Award Grantor. However, it is presently contemplated that the number will be less than 3% of the number of Employees of PPG and its Subsidiaries. Neither the existence of the Plan nor the grant of Options, Stock Appreciation Rights or Restricted Stock pursuant to the Plan shall create in any recipient the right to continue to be employed by the Company or a Subsidiary.

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Number of Shares Authorized

     The Plan authorizes the grant of Restricted Stock and Options with respect to a maximum of 10,000,000 shares of Common Stock (of which no more than 250,000 shares may be Restricted Stock) from and after April 17, 1997 (the "Grant Authorization"). The issuance by the Company of 18,000,000 shares of Common Stock is authorized (the "Issuance Authorization"). Common Stock will be registered as required by the Securities and Exchange Commission regulations prior to issuance. As of February 28, 1997 there were outstanding 8,008,199 unexercised Options under the Plan. The Issuance Authorization covers all exercises of Options after April 17, 1997, including the exercise of outstanding unexercised Options issued before that date, and all Restricted Stock awarded under the Plan. The Plan also provides that the shares of Common Stock subject to Options plus the number of shares of Restricted Stock granted to any one person over the remaining life of the Plan will not exceed 2,000,000 shares. The Grant Authorization and the Issuance Authorization and the individual limit on Awards are subject to adjustment in certain events including stock dividends and stock splits as more fully described later. The Plan also provides that shares of Common Stock tendered to the Company by participants in exercising Options or paying withholding taxes are restored to both Authorizations but not to the individual limit on Awards. Any shares of Common Stock subject to unexercised Options, and remaining unexercised at the expiration or termination thereof, are restored to the Grant Authorization but not to the individual limit on Awards. Restricted Stock issued under the Plan and later forfeited to the Company is restored to both the Grant Authorization and the Issuance Authorization but not to the individual limit on Awards. No Options, Stock Appreciation Rights or Restricted Stock may be granted under the Plan after December 31, 2002, although Common Stock may be issued after that date with respect to Options or Stock Appreciation Rights outstanding on that date.

Stock Options

     Types of Options. Stock Options are rights entitling a recipient to purchase a stated number of shares of Common Stock at a price established at the time the Stock Option is granted. Options granted under the Plan may be either Incentive Options or Nonqualified Options. Incentive Options are Options which qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code, including the regulations promulgated thereunder. Nonqualified Options are Options that do not qualify as Incentive Options. At the time of grant, each Option is designated as an Incentive Option or a Nonqualified Option.

     Restored Options. The Board or the Committee may specify at the time of grant of an Incentive Option, and at or after the time of grant of Nonqualified Options (including currently outstanding Nonqualified Options), that if the Optionee surrenders (or certifies

                                      -5-
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ownership of) shares of Common Stock in full or partial payment of the Option
Price of an Option and/or if the Optionee surrenders shares of Common Stock or causes shares of Common Stock to be withheld to pay taxes, the Optionee, subject to availability of shares of Common Stock under the Plan, shall be granted a new Nonqualified Option (a "Restored Option") covering a number of shares not greater than the number so surrendered (or certified as to ownership) and/or surrendered or withheld to pay taxes. A Restored Option may be granted in connection with the exercise of an Option which is itself a Restored Option.

     Option Price and Term of Option. At the time of grant, the Award Grantor determines the price per share to be paid for the purchase of shares subject to an Option upon exercise of the Option. The specified price at which shares of Common Stock may be purchased upon the exercise of an Option may be not less than the Fair Market Value of a share of Common Stock on the Date of Grant of the Option. The Fair Market Value of a share of Common Stock will be the closing sale price for any applicable date as reported on the New York Stock Exchange-Composite Tape. The Award Grantor may also specify the form of payment of the Option Price, which may be cash, shares of Common Stock or a combination of both. The Award Grantor is also authorized to specify the term during which an Option may be exercised, which may be not longer than ten (10) years from the Date of Grant of the Option (or in the case of a Restored Option the remaining term of the Option, the exercise of which generated the Restored Option).

     Other Option Provisions. The grant of an Option will be evidenced by an Award Agreement executed by PPG and the Optionee, specifying the number of shares of Common Stock subject to the Option, whether the Option is an Incentive Option or a Nonqualified Option, the Option Price and the Option Expiration Date and containing such other provisions, not inconsistent with the Plan, as may be prescribed by the Committee.

Stock Appreciation Rights

     Stock Appreciation Rights may be granted with respect to all or any of the shares of Common Stock subject to an Option. Stock Appreciation Rights relating to an Incentive Option must be granted on the Date of Grant of the related Option, while those relating to a Nonqualified Option may be granted either on the Date of Grant of the related Option or thereafter at any time during the term of the Option. Stock Appreciation Rights will entitle an Optionee to receive, upon exercise, a payment equal to the amount by which the value of a share of Common Stock exceeds the Option Price, multiplied by the number of shares with respect to which Stock Appreciation Rights are exercised. Such value will be the Fair Market Value of a share of Common Stock on the date of exercise or, in the discretion of the Committee, the average of the Fair Market Values of a share of Common Stock over such period as the Board or the Committee may specify.

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Payment of Stock Appreciation Rights may be in the form of cash, shares of Common Stock, or a combination of both, as the Award Grantor may specify. Stock Appreciation Rights will be exercisable only to the extent the related Option is exercisable and to the extent Stock Appreciation Rights are exercised the related Option will be deemed to have been exercised.

Restricted Stock Awards

     Shares of Restricted Stock may be awarded by the Award Grantor to any Eligible Person. The Award may set forth such terms and conditions including, but not limited to, forfeiture and vesting provisions and restrictions against sale, assignment, transfer or other disposition as the Award Grantor may determine. Recipients of Restricted Stock shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return such dividends in the event of forfeiture of the Restricted Stock. The recipient shall be entitled to vote the Restricted Stock during the period of restriction.

Adjustment Provisions

     If the Company shall at any time change the number of issued shares of Common Stock by reason of any stock dividend, stock split or similar change, a corresponding change will be made in the total number of shares reserved for grant and for issuance under the Plan, the maximum number of shares available to any individual through the Plan, and the number of shares covered by each outstanding Award. In the event of any change in the outstanding shares of Common Stock, or in the number thereof, by reason of any merger, consolidation, combination, sale of assets, exchange of shares, recapitalization, reorganization, spin-off or similar change, the Board or the Committee may make such changes in the shares or in the numbers or Option Prices of shares, subject to outstanding Awards, and in the maximum number of shares which may be issued under the Plan, and in the number of shares of Restricted Stock which may have been issued, as the Board or Committee may deem to be equitable.

Administration

     The Board of Directors and the Officers-Directors Compensation Committee of the Board of Directors, the members of which are appointed by and may be removed by the Board of Directors, both have full power and authority to administer, implement and interpret the Plan and to determine all questions or controversies arising in the administration or operation of the Plan. The Board and the Committee each may establish, amend or remove rules and regulations relating to the Plan. Any determination or decision made or action taken by the Board or the Committee in connection with the

                                      -7-
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Plan will be final, conclusive and binding on all persons, including PPG, its shareholders and Optionees.

Amendment and Termination

     The Board of Directors may amend, suspend or terminate the Plan, in whole or in part, at any time, but no amendment may, without shareholder approval, (1) increase the maximum number of shares which may be issued and for which Awards may be granted (either in the aggregate or to any individual Participant), (2) change the manner of determining the minimum Option Price (other than to make any such change as may be necessary to conform to any then-applicable provision of the Internal Revenue Code or any regulations thereunder), (3) extend the date upon which the Plan will terminate, or (4) increase the maximum period during which Options may be exercised. The Plan will terminate on December 31, 2002, unless earlier terminated by the Board. No amendment, suspension or termination may affect adversely, without the Participant's consent, the rights of such Participant with respect to an Award previously granted.

                        FEDERAL INCOME TAX CONSEQUENCES

     Based on the present provisions of the Internal Revenue Code, and the regulations thereunder, the Federal income tax consequences of the grant and exercise of Options and Stock Appreciation Rights, the grant and vesting of Restricted Stock and the payment of dividends thereon, and the subsequent disposition of shares of Common Stock acquired under the Plan may be summarized as set forth below. The following represents an interpretation of the Internal Revenue Code and the regulations thereunder and is intended only as a general guide. Each individual taxpayer's situation is different and you should seek the advice of a competent tax advisor before you act. You should be aware that PPG has received a ruling from the Internal Revenue Service that, for holding period purposes, the date of transfer of shares acquired upon the exercise of an Option will be deemed to be the date on which payment in full of the amount due upon such exercise is made.

Exercise of Options--Payment of Option Price in Cash

     Nonqualified Options. No income will be recognized by an Optionee nor will PPG be entitled to a Federal income tax deduction upon the grant of a Nonqualified Option. Upon the exercise of a Nonqualified Option, an Optionee will recognize ordinary income on the date of transfer of the shares acquired pursuant to such exercise equal to the amount by which the Fair Market Value of such shares on the date of transfer exceeds the Option Price paid for such shares.

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     PPG will be entitled to a corresponding Federal income tax deduction in the same amount and at the same time that ordinary income is recognized by an Optionee.

     The Optionee's tax basis in the shares acquired will be equal to the Option Price plus the amount of ordinary income recognized. The Optionee's holding period for capital gains purposes with respect to the shares will begin on the date ordinary income is recognized. Upon a subsequent disposition of the shares, the Optionee will recognize either a long-term or short-term capital gain (or loss) depending on how long the shares are held before disposition.

EXAMPLE A--Assume an Optionee exercises Nonqualified Options to acquire 200 shares, the Option Price for which is $45.00 per share. Assume, further, that the date of exercise is July 25, 1998, that the Fair Market Value of shares of the Common Stock on July 25, 1998, is $60.00 per share and that the Optionee makes payment of the Option Price by delivering a check in the amount of $9,000 to PPG on the date of exercise (and thereby makes the date of exercise also the date of transfer). The amount of ordinary income to be recognized would be calculated as follows:

     Fair Market Value on the date of transfer
            of the shares acquired ($60.00 x 200)..................   $12,000.00
     Option Price paid for such shares ($45.00 x 200)..............    -9,000.00
                                                                      ----------

     Amount of Ordinary Income.....................................   $ 3,000.00

     The tax basis of the shares acquired would be $60.00 per share and the holding period would begin on the date of transfer, July 25, 1998.

     Incentive Options. No income will be recognized by the Optionee nor will PPG be entitled to a Federal income tax deduction upon the grant or exercise of an Incentive Option. Upon the subsequent disposition of the shares acquired, assuming it is not a disqualifying disposition, the entire difference between the Option Price and the proceeds received upon disposition will be treated as a capital gain or loss. A disqualifying disposition will occur to the extent any of the shares acquired upon exercise of an Incentive Option are disposed of within two (2) years of the Date of Grant of the Incentive Option or within one
(1) year of the date of transfer of the shares acquired upon exercise of the Incentive Option. Upon a disqualifying disposition, the Optionee will recognize ordinary income equal to the excess of the lessor of the proceeds received upon disposition (in the case of a sale or other taxable disposition) or the Fair Market Value of the shares on the date of transfer over the Option Price. In the case of a disqualifying disposition, the Optionee will also recognize long-term or short-term capital gain (depending on whether the shares are held more than the applicable long-term capital gains holding period before disposition) to the extent, if any, that the proceeds received

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exceed the Fair Market Value of the shares on the date of transfer. If the proceeds received upon a disqualifying disposition are less than the Option Price, the Optionee will recognize either a long-term or short-term capital loss depending on how long the shares are held before disposition. In the case of a disqualifying disposition, PPG will be entitled to a corresponding Federal income tax deduction equal to the amount of ordinary income recognized by the Optionee. Optionees should note that, generally, the amount by which the Fair Market Value on the date of transfer of the stock received upon exercise of an Incentive Option exceeds the Option Price, constitutes an item of "adjustment" for "Alternative Minimum Tax" purposes.

     The Optionee's tax basis in the shares acquired will be equal to the Option Price paid. For capital gains purposes, the Optionee's holding period with respect to the shares acquired will begin on the date of transfer of the shares to the Optionee.

EXAMPLE B--Assume an Optionee was granted an Incentive Option on July 17, 1998 and exercises that Incentive Option to acquire 200 shares, the Option Price for which is $45.00 per share. Assume further that the date of exercise is July 25, 1999, that the Fair Market Value of the shares on July 25, 1999, is $60.00 per share and that the Optionee makes payment of the Option Price by delivering a check in the amount of $9,000 to PPG on the date of exercise (and thereby makes the date of exercise also the date of transfer). Lastly, assume the sale of all of the shares so acquired on August 7, 2000 for a price of $65.00 per share. No ordinary income would be recognized either upon exercise or upon subsequent disposition of the shares acquired (as it is not a disqualifying disposition).

     The tax basis of the shares acquired would be $45.00 per share and the holding period would begin on the date of transfer, July 25, 1999. The capital gain to be recognized upon disposition would be calculated as follows:

     Proceeds upon disposition of the shares acquired
           ($65.00 x 200).........................................    $13,000.00
     Option Price paid for such shares ($45.00 x 200).............     -9,000.00
                                                                      ----------

     Amount of Capital Gain.......................................    $ 4,000.00

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Exercise of Options--Payment of Option Price in Shares of Common Stock (Wholly
or Partly)

     Nonqualified Options. To the extent an Optionee uses shares of Common Stock already owned to pay the Option Price for a Nonqualified Option, the exchange (a "Stock Swap") will be treated for Federal income tax purposes as a tax-free exchange of the shares surrendered for an equal number of shares acquired. The Optionee will recognize ordinary income on the date of transfer of the shares acquired pursuant to such exercise equal to the amount by which the Fair Market Value of such shares on the date of transfer exceeds the Option Price paid for such shares.

     PPG will be entitled to a corresponding Federal income tax deduction in the same amount and at the same time that ordinary income is recognized by the Optionee.

     The tax basis and holding period for capital gains purposes of the number of shares acquired equal to the number of shares surrendered will be the same as the tax basis and holding period of the shares surrendered. The tax basis of the additional shares acquired will be equal, in the aggregate, to the amount of ordinary income recognized by the Optionee plus any cash paid. The holding period for capital gains purposes with respect to the additional shares acquired will begin on the date the Optionee recognized income with respect to such shares. Subsequent disposition of the shares acquired will result in either a long-term or short-term capital gain (or loss) depending on how long the shares are held before disposition.

EXAMPLE C--Assume an Optionee exercises Nonqualified Options to acquire 200 shares, the Option Price for which is $45.00 per share. Assume further that the date of exercise is July 25, 1998, that the Fair Market Value of shares of the Common Stock on July 25, 1998, is $60.00 per share and that the Optionee makes payment of the Option Price by certifying to the ownership of 135 shares, the balance to be paid in cash. Since the total Option Price which must be paid is $9,000 (200 shares x $45.00) and the 135 shares to which the Optionee has certified ownership have a Fair Market Value on the date of exercise of $8,100, the Optionee must pay the balance of the Option Price, $900, in cash. Assuming further that a check in the amount of $900 is received by PPG on July 29, 1998 (which will become the date of transfer) and that the Fair Market Value of shares of the Common Stock on July 29, 1998, is $62.00 per share. The amount of ordinary income to be recognized by the Optionee would be calculated as follows:

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     Fair Market Value on the Date of transfer of the
           shares acquired ($62.00 x 200).......................      $12,400.00
     Option Price paid with shares of Common Stock
        (135 shares x $60.00)...................................       -8,100.00
     Option Price paid in cash ($9,000 - $8,100)                         -900.00
                                                                      ----------

     Amount of Ordinary Income..................................        3,400.00

     The tax basis and holding period for capital gains purposes of the number of shares acquired equal to the number of shares surrendered (135) would be the same as the tax basis and holding period of the shares surrendered. The tax basis of the additional 65 shares would be $66.15 per share ($3,400 + $900 = $4,300 / 65 shares = $66.15 per share). The holding period for the additional 65 shares would begin on July 29, 1998.

Incentive Options. If an Optionee uses shares of Common Stock already owned to pay the Option Price for an Incentive Option, no income will be recognized by the Optionee with respect to the shares acquired nor will PPG be entitled to a corresponding Federal income tax deduction. However, this may result in a disqualifying disposition if the shares used in the exercise were obtained in a prior Incentive Option exercise and have not been held for the required holding period. After the exchange, all of the shares acquired will be subject to the disqualifying disposition rules for Incentive Options. For all other purposes, the tax basis and holding period for capital gains purposes of the number of shares acquired equal to the number of shares surrendered will be the same as those surrendered. The tax basis of the additional shares acquired will be zero or any amount paid in cash. The holding period of the additional shares for capital gains purposes will begin on the date of transfer of the shares to the Optionee. In the case of a disqualifying disposition of any of the shares acquired, the shares acquired with the lowest basis will be deemed disposed of first. Any disposition of acquired shares which is not a disqualifying disposition will result in a capital gain (or loss) to the Optionee and PPG will not be entitled to a corresponding Federal income tax deduction. Optionees should note that, generally, the amount by which the Fair Market Value on the date of transfer of the stock received upon exercise of an Incentive Option exceeds the Option Price, constitutes an item of "adjustment" for "Alternative Minimum Tax" purposes.

EXAMPLE D--Assume an Optionee was granted an Incentive Option on July 17, 1998 and exercises that Incentive Option to acquire 200 shares, the Option Price for which is $45.00 per share. Assume further that the date of exercise is July 25, 1999, that the Fair Market Value of shares of the Common Stock on July 25, 1999 is $60.00 per share and that the Optionee makes payment of the Option Price by certifying to the ownership of 135 shares, the balance to be paid in cash.
Since the total Option Price which must be paid is $9,000 and the 135 shares to which the Optionee has certified ownership have a

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Fair Market Value on the date of exercise of $8,100, the Optionee must pay the balance of the Option Price, $900, in cash. Assume further that a check in the amount of $900 is received by PPG on July 29, 1999 (which will become the date of transfer) and that the Fair Market Value of shares of the Common Stock on July 29, 1999, is $62.00 per share. Lastly, assume that all of the shares acquired are sold on August 7, 2000 for a price of $65.00 per share. No ordinary income is recognized either upon exercise or upon the subsequent disposition of the shares acquired (as it is not a disqualifying disposition). The tax basis and holding periods of the shares would be determined as follows: The 135 shares to which the Optionee certified ownership covered the acquisition of 180 Incentive Option shares (135 shares x $60.00 / $45 = 180 shares). One hundred thirty-five of such 180 shares would have a tax basis and holding period equal to the tax basis and holding period of the 135 shares surrendered. The remaining 45 shares acquired in the "swap" would have a zero basis. The remaining 20 shares acquired for cash would have a tax basis of $45.00 per share ($900 / 20 shares). The holding period for all 65 new shares would begin on July 29, 1999.

     The capital gain to be recognized upon disposition of the 65 new shares would be calculated as follows:

     Proceeds upon disposition of the shares acquired
           ($65.00 x 65)..........................................    $4,225.00
     Basis of shares ($0 + $900)..................................      -900.00
                                                                      ---------

     Amount of Capital Gain.......................................    $3,325.00


Restored Options

     Restored Options received as part of a "Stock Swap" will be taxed in the same manner as any other Nonqualified Option. Restored Options will not be taxable upon grant, but will be taxable upon exercise in the same manner as any other Nonqualified Option as explained above in this "Federal Income Tax Consequences" section.

Stock Appreciation Rights

     The grant of Stock Appreciation Rights with respect to either an Incentive Option or a Nonqualified Option will have no Federal income tax consequences for either the Optionee or PPG. Upon the exercise of Stock Appreciation Rights, the Optionee will recognize ordinary income on the date of exercise equal to the amount of cash received and/or the Fair Market Value on the date of exercise of the shares of Common Stock acquired. PPG will be entitled to a corresponding Federal income tax deduction equal to the amount of ordinary income recognized by the Optionee. The Optionee's tax basis in any shares acquired will be equal to the Fair Market Value of such shares on the date the

Optionee recognizes ordinary income and the Optionee's holding period for capital gains purposes will commence on such date. Upon subsequent disposition of any shares acquired, the Optionee will recognize either a long-term or short-term capital gain (or loss) depending on how long the shares are held before disposition.

EXAMPLE E--Assume an Optionee exercises Stock Appreciation Rights as to 200 shares and that the Option Price as to the underlying Options is $45.00 per share. Assume, further, that the date of exercise is August 8, 1998, that the Fair Market Value of shares of the Common Stock on August 8, 1998, is $60.00 per share. Lastly, assume that the Stock Appreciation Rights are paid wholly in shares (except for cash in lieu of any fractional share). The value of the Stock Appreciation Rights would be $3,000 ($60.00 - $45.00 x 200 = $3,000) which would be paid in the form of 50 shares ($3,000.00 / $60.00 = 50 shares). The amount of ordinary income to be recognized would be $3,000.

     The tax basis of the shares acquired would be $60.00 per share and the holding period would begin on August 8, 1998.

Restricted Stock

     A holder of Restricted Stock will recognize income when the stock becomes substantially vested. Restricted Stock becomes substantially vested when it is either transferable or is not subject to a substantial risk of forfeiture. If the Restricted Stock is subject to restrictions that lapse in increments over a period of time so that the holder becomes substantially vested in a portion of the shares as the restrictions lapse, the holder will recognize income in any tax year only with respect to the shares that become substantially vested during that year. The income recognized will be equal to the Fair Market Value of those shares, determined as of the time that the restrictions on those shares lapse. That income will be taxable at ordinary income tax rates. The tax basis of the shares acquired will be equal to the amount of ordinary income recognized. The holding period for capital gain purposes with respect to the shares acquired will begin on the date the shares become substantially vested. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder of the Restricted Stock.

     A holder of Restricted Stock may elect (a Section 83(b) election) instead to recognize ordinary income for the taxable year in which he receives an Award of Restricted Stock in an amount equal to the Fair Market Value of the Restricted Stock on the date transferred to him (even though the shares are still not substantially vested). That income will be taxable at ordinary income tax rates. After the election has been made, no additional compensation will be includable in gross income when such shares become substantially vested. In computing gain or loss from the subsequent sale or exchange of such shares, their tax basis will be the amount of ordinary income recognized as a result of the election. Such gain or loss will be taxable at the applicable capital gains rate. The holding period for capital gains purposes with respect to the shares for which an election has been made shall begin on the date the shares were transferred to the holder. Any such election must be made within thirty days after the transfer of the Restricted Stock to the holder. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder at the time of the election. Use of an 83(b) election should be coordinated with PPG's Law Department.

     Dividends paid to a holder of Restricted Stock before it is substantially vested are treated as compensation and are taxed to the holder as ordinary income and are subject to all employment taxes and W-2 reporting. The Company is entitled to a deduction equal to such dividends. Dividends paid after Restricted Stock has become substantially vested are taxed as normal dividends (i.e., taxed as ordinary income to the holder of the stock) and the Company is not entitled to deduct the dividend amount. Dividends paid after an 83(b) election are treated as normal dividends and not as compensation, even though the shares may still not be substantially vested.

Limitation On Company Deductions

     Under the Internal Revenue Code and regulations, no federal income tax deduction is allowed for compensation paid to a "covered employee" in any taxable year of the Company beginning on or after January 1, 1994, to the extent that such compensation exceeds $1,000,000. For this purpose, "covered employees" are generally the chief executive officer of the Company and the four highest compensated officers of the Company. This deduction limitation does not apply to compensation that is performance-based compensation.

     Regulations provide that compensation attributable to a Stock Option or a Stock Appreciation Right will generally be performance-based compensation if the grant or Award is made by a "compensation committee" (a committee of the Board of Directors composed of "outside" directors), the Plan under which the Option or right is granted states the maximum number of shares with respect to which Options or rights may be granted during a specified period to any Employee, and, under the terms of the Option or right, the amount of compensation the Employee could receive is based solely on an increase in the value of the stock after the date of the grant or Award. It is intended that Stock Options and Stock Appreciation Rights granted under the Plan satisfy these requirements to the extent possible.

                                LEGAL OPINIONS

     The legality of the shares of Common Stock to which this Prospectus relates have been passed upon by Guy A. Zoghby, Senior Vice President and General Counsel of PPG. Mr. Zoghby is a shareholder of PPG and an Optionee under the Plan.

                                    EXPERTS

     The financial statements and schedules appearing in PPG's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, incorporated in this Prospectus by reference, have been examined by Deloitte & Touche, independent certified public accountants, as stated in their opinions also incorporated herein by reference, and have been so incorporated in reliance upon such opinions given upon their authority as experts in accounting and auditing.

                             PPG INDUSTRIES, INC.
                                  STOCK PLAN

1.   Purpose

     The purpose of the Plan is to promote the growth and profitability of the Company and its Subsidiaries by giving Directors and selected Employees an opportunity to own and to benefit from the growth of the value of the Common Stock of the Company, thereby (1) providing them with additional incentive to cause the Company and its Subsidiaries to grow and profit, (2) making their compensation competitive with opportunities available in competing industries, and (3) encouraging them to continue in the employ or service of the Company or a Subsidiary.

2.   Definitions

     (a) "Award" means any Option, Stock Appreciation Right or Restricted Stock granted under the Plan.

     (b) "Award Agreement" means the written agreement evidencing an Award, which shall be executed by the Company and the Participant.

     (c) "Award Date" means the date as of which an Award is granted, unless another date is specified by the Board, the Committee or other person granting such Award.

     (d) "Award Grantor" means the Board, the Committee or the person or persons to whom the Board or the Committee has delegated authority to grant Awards under the Plan.

     (e) "Board" means the Board of Directors of the Company.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     (g) "Committee" means the Officers-Directors Compensation Committee (or any successor) of the Board.

     (h) "Common Stock" means the Common Stock of the Company.

     (i) "Company" means PPG Industries, Inc.

     (j) "Director" means any director of the Company or any of its Subsidiaries.

     (k) "Eligible Person" means any Director or any Employee.

     (l) "Employee" means any person (including any officer) employed by the Company or any of its Subsidiaries.

     (m) "Fair Market Value" of a share of Common Stock means the closing sale price reported for any applicable date on the New York Stock Exchange-Composite Tape or, if there is no sale on such date, for the nearest preceding date upon which such a sale took place.

     (n) "Incentive Option" means an Option which qualifies as an "incentive stock option" as defined in Section 422 of the Code.

     (o) "Nonqualified Option" means an Option which does not qualify as an Incentive Option.

     (p) "Option" means an option granted hereunder to purchase a specified number of shares of Common Stock.

     (q) "Optionee" means a Participant who is granted an Option and the Participant's Successor.

     (r) "Option Price" means the price per share to be paid upon exercise of an Option for the purchase of shares subject to the Option.

     (s) "Option Expiration Date" means the date set forth in the Award Agreement on which the right to exercise an Option will expire due to lapse of time.

     (t) "Option Term" means the period during which an Option may be exercised.

     (u) "Restricted Stock" means Common Stock granted pursuant to Section 7 of the Plan, but any shares of Common Stock shall cease to be Restricted Stock when the conditions specified in the Award of such Restricted Stock have been satisfied.

     (v) "Participant" means any Eligible Person who has received an Award under the Plan.

     (w) "Plan" means the PPG Industries, Inc. Stock Plan, as set forth herein and as amended from time to time.

     (x) "Stock Appreciation Right" means the right to receive cash or shares of Common Stock in lieu of exercising an Option, as more fully described in Section 6.

     (y) "Subsidiary" means any corporation fifty percent (50%) or more of the outstanding voting stock or voting power of which is owned, directly or indirectly, by the Company and any partnership or other entity in which the Company has a fifty percent (50%) or more ownership interest.

     (z) "Successor" means the executor or administrator of a Participant's estate, or that person or persons to whom is transferred, by will or the laws of descent and distribution, or as otherwise permitted by the Board or Committee within the terms of the Plan, the right to exercise an Option or Stock Appreciation Right or the ownership of Restricted Stock.

3.   Administration

     The Board and the Committee shall both have full power and authority pursuant and subject to the provisions of the Plan: (1) to determine from time to time the number and type of Awards; (2) to determine from time to time which Eligible Persons shall be granted Awards; (3) to determine, with respect to Options, the number of shares of Common Stock subject to each Option, the Option Price, the form of payment of the Option Price, the Option Term, whether an Option shall be an Incentive Option or a Nonqualified Option, whether an Option shall be accompanied by Stock Appreciation Rights, whether an Option may be transferred and under what conditions, the form in which Stock Appreciation Rights may be paid and the terms and conditions upon which Options or Stock Appreciation Rights may be exercised; (4) to prescribe the provisions to be contained in Award Agreements (which need not be identical); (5) to construe and interpret the Plan, to establish, amend and revoke rules and regulations relating to the Plan, and to determine all questions or controversies arising in the administration or operation of the Plan; and (6) generally, to exercise such powers and take such actions as the Board or the Committee may deem necessary or advisable to administer or implement the Plan. Any determination or decision made or action taken by the Board or the Committee in connection with the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders and Participants. The Board or the Committee may delegate to another person or persons the right to grant Awards, including the right to determine whether an Option shall be an Incentive Option or a Nonqualified Option, to Eligible Persons who are not Directors of the Company or officers of the Company subject to Section 16 of the Securities Exchange Act of 1934.

4.   Awards

     Awards under the Plan may be made in any of the following forms (or any combination thereof): (a) Restricted Stock; (b) Incentive Options; (c) Nonqualified Options; and (d) Stock Appreciation Rights.

5.   Options

     (a) Options to purchase a specified number of shares of Common Stock at a specified price may be granted from time to time to those Eligible Persons who have the ability to make a contribution to the growth and profitability of the Company or any of its Subsidiaries. Options granted hereunder may be Incentive Options or Nonqualified Options.

     (b) The aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Common Stock for which an Eligible Person may be granted Incentive Options in the calendar year of such grant (under all plans of the Company or its parent or subsidiary corporations, or a predecessor corporation of any such corporation, all within the meaning of Section 422 of the Code) shall not exceed $100,000 plus any unused limit carryover to such year or such other maximum as may be specified in the Code. No Incentive Option will be transferable except by will or by the operation of the laws of descent and distribution.

     (c) The grant of an Option shall be evidenced by a written Award Agreement executed by the Company and the Optionee, specifying the number of shares of Common Stock subject to the Option, the Option Price and the Option Expiration Date and may contain other provisions, not inconsistent herewith.

     (d) The Option Price of each Option shall be as determined by the Board or the Committee but in no event shall be less than the Fair Market Value of a share of Common Stock on the Date of Grant. The Option Price may be paid in full in the form of cash, shares of Common Stock or a combination of both, as the Board or the Committee may specify.

     (e) Options may be exercised at such times and in such manner as shall be prescribed by the Board or the Committee, except that no Option shall be exercisable under any circumstances more than ten (10) years from the Date of Grant.

     (f) The Board or the Committee may specify, at the time of grant or, with respect to Nonqualified Options, at or after the time of grant, that an Optionee shall be granted a Nonqualified Option (a "Restored Option") in the event that
(i) such Optionee exercises all or part of an Option (an "Original Option") by surrendering (or certifying ownership of) already owned shares of Common Stock in full or partial payment of the Option Price under such Original Option and/or
(ii) such Optionee surrenders shares of Common Stock or causes shares of Common Stock to be withheld to pay withholding taxes in connection with the exercise of such Original Option. All Restored Options are subject to the availability of shares of Common Stock under the Plan at the time of such exercise. A Restored Option shall cover a number of shares of Common Stock not greater than the number of shares of Common Stock surrendered (or to which ownership has been certified) in payment of the Option Price under such Original Option and/or used to pay withholding taxes in connection with the exercise of such Original Option. Each Restored Option shall have an Option Price equal to the Fair Market Value of the Common Stock on the Date of Grant of the Restored Option and shall expire on the Option Expiration Date of the Original Option or such earlier specific date as the Original Option will expire provided such earlier date has been established on the Date of Grant of the Restored Option. The Date of Grant of a Restored Option shall be the date of exercise of the Original Option. A Restored Option shall be exercisable at any time and from time to time from or after the Date of Grant of the Restored Option (or, as the Board or the Committee in its sole discretion shall specify in the Award Agreement for the Restored Option). An Award Agreement for a Restored Option shall contain such other terms and conditions, which may include a restriction on the transferability of the Common Stock received upon the exercise of the Original Option, as the Board or the Committee in its sole discretion shall deem desirable and which may be set forth in rules or regulations adopted by the Board or the Committee or in the Award Agreement evidencing the Restored Option. Successive Restored Options may be granted to the extent and upon such terms and conditions consistent with this Section 5(f) as the Board or the Committee in its sole discretion shall specify.

6.   Stock Appreciation Rights

     (a) The Board or the Committee may grant Stock Appreciation Rights with respect to all or any of the shares of Common Stock subject to an Option. Stock Appreciation Rights with respect to an Incentive Option may be granted only on the Date of Grant of the related Option. Stock Appreciation Rights with respect to a Nonqualified Option may be granted either on the Date of Grant of the related Option or at any time thereafter during the Option Term.

     (b) Stock Appreciation Rights shall entitle the Optionee, upon exercise, to receive a payment equal to the amount by which the value of a share of Common Stock exceeds the Option Price, multiplied by the number of shares with respect to which Stock Appreciation Rights are exercised. Such value shall be the Fair Market Value of a share of Common Stock on the date of exercise or, in the discretion of the Board or the Committee, the average of the Fair Market Values of a share of Common Stock over such period as the Board or the Committee may specify. Such payment may be made in the form of cash, shares of Common Stock or a combination of both, as the Board or the Committee may specify.

     (c) Stock Appreciation Rights may be exercised in such manner and at such times as may be prescribed by the Board or the Committee, but only to the extent the related Option is exercisable. To the extent Stock Appreciation Rights are exercised, the related Option shall be deemed to have been exercised.

7.   Restricted Stock

     Restricted Stock may be awarded to any Eligible Person. An Award of Restricted Stock may set forth such terms and conditions, including, but not limited to, forfeiture and vesting provisions and restrictions against sale, assignment, transfer or other disposition as the Board or the Committee may determine. Restricted Stock shall be duly issued and transferred by the Company on such dates as the Award Grantor may determine, and a certificate for such Restricted Stock shall be issued to each Participant to whom an award is made. The Participant shall thereupon become a stockholder of the Company with respect to such Restricted Stock, and shall be entitled to vote and to receive the dividends on such stock; provided, however, that: (1) stock certificates for Restricted Stock shall be imprinted with a legend to the effect that the stock represented thereby may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Plan, and each transfer agent for the Common Stock shall be instructed to such effect; and (2) upon the date specified in the grant as the "Award Maturity Date", unless cancelled earlier by the Board or the Committee, the restrictions imposed upon the Restricted Stock shall lapse, and the Participant shall be fully vested in the award.

8.   Number of Shares Available for Issuance and Subject to Awards

     (a) From and after April 18, 2002, the maximum number of shares of Common Stock as to which Awards may be granted is 14 Million and the maximum number of shares of Common Stock which may be issued under the plan shall be 30.6 Million. Any shares of Common Stock subject to Awards that are forfeited or unexercised, to the extent Options remain unexercised at the expiration or termination thereof or Restricted Stock is forfeited prior to the Award Maturity Date, may be subject to the grant of further Awards under the Plan. In addition, shares of Common Stock that are surrendered (or to which ownership has been certified) by Participants as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of an option granted under this Plan and any shares surrendered by the Participant or withheld by the Company to pay withholding taxes in connection with the exercise of an Option shall also be available for issuance and for the grant of Awards under the Plan. The number of shares which may be issued under the Plan and as to which Options may be granted shall be further subject to adjustment in accordance with Section 12.

     (b) In no event, except as subject to adjustment as provided in Section 12, shall more than two hundred fifty thousand (250,000) shares of Common Stock be cumulatively available for issuance as Restricted Stock under the Plan.

     (c) The Common Stock to be issued under the Plan may be either authorized but unissued shares or issued shares acquired by the Company and held in its treasury.

9.   Government and Other Regulations

     The obligation of the Company to issue or transfer and deliver shares for Options exercised under the Plan shall be subject to (1) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such issue or transfer, if deemed necessary or appropriate by counsel for the Company; (2) the condition that the shares of Common Stock authorized to be issued hereunder shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of Common Stock may then be listed; and (3) all other applicable laws, regulations, rules and orders which shall then be in effect.

10.  Limit on Awards

     More than one Award may be granted to a Participant, but except as subject to adjustment as provided in Section 12 the aggregate number of shares of Common Stock subject to Awards granted to any Participant after April 18, 2002 may not exceed two million (2,000,000) shares.

11.  No Right to Employment

     Neither the existence of the Plan nor the grant of any Award pursuant to the Plan shall create in any Participant or Eligible Person the right to continue to be employed by or to continue as a Director of the Company or a Subsidiary.

12.  Adjustments Upon Changes in Capitalization

     In the event of any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split or similar change, a corresponding change shall be made in the numbers, and Option Prices, of shares subject to outstanding Awards, and in the maximum number of shares which then remain available for issuance, and in the number of shares of Restricted Stock which then remain available for issuance under the Plan and the limits as to Awards to individual Eligible Persons. In the event of any change in the outstanding shares of Common Stock, or in the number thereof, by reason of any merger, consolidation, combination, sale of assets, exchange of shares, recapitalization, reorganization, spin-off or similar change, the Board or the Committee may make such changes in the shares, and in the numbers or Option Prices of shares, subject to outstanding Awards, and in the maximum number of shares which may be issued under the Plan, and in the number of shares of Restricted Stock which may have been issued, as the Board or the Committee may deem to be equitable. No such change, without the consent of a Participant may adversely affect the rights of such Participant with respect to an Award previously granted, and any such change shall be final, conclusive and binding on all persons, including the Company, its shareholders and Participants.

13.  Amendment and Termination

     The Board may amend, suspend or terminate the Plan, in whole or in part, at any time, but no amendment may, without shareholder approval, (1) increase the maximum number of shares which may be issued and for which Awards may be granted under the Plan, either in the aggregate or to any individual Participant; (2) change the manner of determining the minimum Option Price, other than to change the manner of determining the Fair Market Value of the Common Stock to conform to any then-applicable provision of the Code; (3) extend the date upon which the Plan shall terminate; or (4) increase the maximum period during which Options may be exercised hereunder. The Plan shall terminate on, and no Award may be granted after, December 31, 2007, or on such earlier date as may be determined by the Board. No amendment, suspension or termination of the Plan may affect adversely, without the consent of the Participant, the rights of such Participant with respect to an Award previously granted.

14.  Effective Date

     Subject to its approval by the shareholders of the Company, the Plan shall be effective as of April 18, 2002.

                                      -24-